Exhibit 5.1

December 11, 2025

Terns Pharmaceuticals, Inc.	+1 212 230 8800 (t)
1065 East Hillsdale Blvd., Suite 100	+1 212 230 8888 (f)
Foster City, CA 94404	www.wilmerhale.com

Re:	Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-292016) (the “Registration Statement”) filed by Terns Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, an indeterminate number of shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company, which may be issued from time to time on a delayed or continuous basis by the Company pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”) and (ii) the prospectus supplement, dated December 9, 2025 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the issuance and sale by the Company of 18,687,500 shares of Common Stock, including up to 2,437,000 shares of Common Stock issuable upon exercise of an option to purchase additional shares granted by the Company (collectively, the “Shares”).

The Shares are to be issued and sold by the Company pursuant to an underwriting agreement, dated as of December 9, 2025 (the “Underwriting Agreement”), entered into by and among the Company and Jefferies LLC, TD Securities (USA) LLC, and Leerink Partners LLC, as representatives of the several underwriters named in the Underwriting Agreement, which is being filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined and relied upon copies of the Registration Statement and the Prospectus, as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the Amended and Restated Certificate of Incorporation of the Company (as amended or restated from time to time), the Amended and Restated Bylaws of the Company (as amended or restated from time to time), minutes of meetings of the stockholders and the Board of Directors of the Company, including committees thereof, as provided to us by the Company, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares have been issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

December 11, 2025

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issuance and sale of the Shares and to the use of our name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ WILMER CUTLER PICKERING

HALE AND DORR LLP

WILMER CUTLER PICKERING HALE AND DORR LLP